UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 14, 2023

(Date of earliest event reported)

ELYS GAME TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario MSH 2K4, Canada

(Address of principal executive offices)

(561) 838-3325

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELYS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Elys Game Technology Corp. (the “Company”) granted to the Company’s non-executive directors, under the Company’s Stock Incentive Plan, as amended (the “Plan”); (i) an award of 131,631 stock options to each of Steven Shallcross and Andrea Mandell-Mantello, of which 54,753 vested immediately and the remaining 76,878 vest monthly over a ten month period; and (ii) an award of 154,132 stock options to Paul Sallwasser, of which 77,254 vested immediately and 76,878 vest monthly over a ten month period.

In addition, in lieu of $20,000 and $40,000 of director fees due and outstanding to Steven Shallcross and Andrea Mandel-Mantello, the Committee approved the issuance of 22,472 and 44,944 shares of common stock, respectively, under the Plan.

On February 14, 2023, Mr. Ciavarella, the Company’s Executive Chairman, voluntarily offered and agreed to reduce his annual base compensation to $372,000 for fiscal 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023	ELYS GAME TECHNOLOGY, CORP.

	By:	/s/ Michele Ciavarella
	Name:	Michele Ciavarella
	Title:	Executive Chairman